As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-49525

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROANOKE ELECTRIC STEEL CORPORATION

(Exact name of Registrant as specified in its Articles of Incorporation)

Indiana	3312	54-0585263
(State or other jurisdiction of incorporation)	(Primary standard industrial classification code number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Address, including zip code and telephone number, including area code of Registrant’s principal executive offices)

EMPLOYEES’ STOCK OPTION PLAN

Gary E. Heasley

Vice President and Secretary

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Robert S. Walters, Esq.

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, Indiana 46802

(260) 423-9551

DEREGISTRATION OF SECURITIES

Roanoke Electric Steel Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, with respect to the Roanoke Electric Steel Corporation Employees’ Stock Option Plan (the “Plan”), to deregister certain remaining securities, specifically shares of Registrant’s no par value common stock, previously registered pursuant to Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) as Registration No. 333-49525

In connection with the merger between Roanoke Electric Steel Corporation, RS Acquisition Corporation and Steel Dynamics, Inc., dated October 17, 2005 and the consummation of that merger on April 11, 2006, Roanoke Electric Steel Corporation has been merged with and into RS Acquisition Corporation as a wholly-owned subsidiary of Steel Dynamics, Inc. RS Acquisition Corporation thereupon changed its name to Roanoke Electric Steel Corporation and is now an Indiana corporation. All outstanding stock options issued pursuant to the Roanoke Electric Steel Corporation Employees’ Stock Option Plan have been assumed by and converted into options to purchase Steel Dynamics, Inc. common stock in accordance with the terms, conditions and adjustments required under the applicable merger agreement, and no further options will be granted pursuant to the Roanoke Electric Steel Corporation Employees’ Stock Option Plan.

Accordingly, all remaining stock options originally authorized under the Roanoke Electric Steel Corporation Employees’ Stock Option Plan are hereby withdrawn from registration, no remaining Roanoke Electric Steel Corporation Employees’ Stock Option Plan options remain outstanding, and all remaining previously authorized shares and the Plan itself are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, Indiana, on the 13th day of April, 2006.

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/	Gary E. Heasley
Gary E. Heasley
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated:

Date:	April 13, 2006	/s/ Keith E. Busse
Keith E. Busse
(Principal Executive Officer and Sole Director)